Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of October 28, 2008 by and among QUALITY SYSTEMS, INC., a California corporation (the “Parent”), and PERRY SNYDER and DONALD GOOD (each a “Stockholder Representative” and collectively, the “Stockholder Representatives”) on behalf of those Persons listed as Holders on Schedule I hereto (“Holders”).

This Agreement is made in connection with the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”) by and among (i) the Parent, (ii) NextGen Healthcare Information Systems, Inc., a California corporation and a wholly-owned subsidiary of the Parent (iii) Ruth Merger Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of NextGen, (iv) Practice Management Partners, Inc., a Maryland corporation, and (v) the Stockholder Representatives.

Unless otherwise defined herein, capitalized terms so used herein and not defined shall have the same meaning as provided in the Merger Agreement.

The parties hereby agree as follows:

1.	Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, on which banks in California are open for business.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at any time administering the Securities Act and the Exchange Act.

“Common Stock” means the Common Stock of the Parent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Holders” means the Holders referred to in the Preamble.

“Stockholder Representatives” means Don Good and Perry Snyder.

“Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Registrable Securities” means (i) any Common Stock held by any Holder that was acquired pursuant to the Merger Agreement on the Closing Date, (ii) any Common Stock issued or issuable as a result of a stock split, stock dividend, recapitalization or similar event with respect to securities described in clause (i) above and (iii) securities issued in replacement or exchange of any of the securities issued in clauses (i) or (ii) above; provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any shares of Common Stock (i) registered and sold pursuant to the Securities Act, or (ii) eligible for sale to the public pursuant to Rule 144 promulgated under the Securities Act.

“Registration Expenses” means any and all expenses incident to the Parent’s performance of or compliance with this Agreement, including, without limitation, all registration, filing, regulatory fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, the fees and expenses of the Parent’s legal counsel and independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, fees and disbursements of counsel for the Holders, and any fees and disbursements of underwriters (if any) customarily paid by issuers or sellers of securities, and any underwriting discounts and commissions. Registration Expenses shall not include Nasdaq listing fees incurred by Parent attributable to the increase in the number of Parent’s outstanding shares as a result of the issuance of the Registrable Securities under the terms of the Merger Agreement.

“Requested Registration” has the meaning set forth in Section 2(a).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

2.	Registration.
(a)	Demand Registration.

At any time for a period of 180 days after the Closing Date of the Merger Agreement, upon written request by the Stockholder Representatives that the Parent effect the registration under the Securities Act of all of the Registrable Securities held by the Holders (a “Requested Registration”), the Parent will use its best efforts to (A) effect the registration under the Securities Act of such Registrable Securities and (B) effect the filing, within twenty-one (21) days after receipt of such request, of a registration statement on Commission Form S-3 if the Parent is qualified to file a registration statement on Commission Form S-3 or any successor or similar short-form registration statement (collectively, “Commission Form S-3”). The Stockholder Representatives may request, and the Parent shall be required to effect upon receipt thereof as provided herein, one (1) registration under Commission Form S-3 pursuant to this Section 2(a)(i).

(b)       Registration Statement Form Filing. The Parent shall, if permitted by law, effect any registration requested under this Section 2 by the filing of a registration statement on Commission Form S-3 with respect to “Transactions Involving Secondary Offerings” as described in General Instruction I.B.3 of Commission Form S-3.

(c)       Expenses. The Holders shall pay all Registration Expenses incurred in connection with the Requested Registration, which amounts shall be paid from the Escrow Account or, if the Escrow Amount at such time is not sufficient, from the Stockholder Representatives.

(d)       Impact of Certain Material Transactions/Disclosures. Notwithstanding anything in paragraph (a) of this Section 2, the Parent shall have the right to delay any registration of Registrable Securities requested pursuant to paragraph (a) of this Section 2 for up to ninety (90) days if (i) such registration would, in the judgment of the Parent’s Board of Directors, substantially interfere with any material transaction being considered at the time of receipt of the request for a Requested Registration or (ii) the Parent has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of the Parent determines in good faith that such disclosure is not in the best interests of the Parent and its stockholders.

(e)       Required Holder Information. Notwithstanding anything to the contrary herein or in the Merger Agreement, a Holder will not be entitled to any of the rights hereunder (including, but not limited to, being named as a selling security holder in the registration statement or being entitled to use the registration statement for resales of Common Stock or other securities of the Parent that would otherwise qualify as Registrable Securities), and such rights will be permanently forfeited, unless such Holder: (i) has returned a completed and signed selling stockholder questionnaire to the Parent by the deadline for response set forth therein; provided, however, that Holder shall have at least five (5) calendar days from the date on which the questionnaire is first sent to such Holder to return a completed and signed questionnaire to the Parent; and (ii) responds within ten (10) calendar days to any other reasonable request for information as may be made from time to time by the Parent.

(f)        Withdrawal. Upon written request given by the Stockholder Representatives to the Parent anytime after the filing of a registration statement pursuant to this Agreement but prior to such registration statement being declared effective by the Commission, the Parent shall reasonably promptly file a registration withdrawal request with the Commission and work diligently and in good faith to have the withdrawal request approved by the Commission. Any registration statement filed pursuant to Section 2(a) and subsequently withdrawn pursuant to this Section 2(f) shall exhaust Holders’ right to one registration pursuant to this Agreement.

3.	Registration Procedures.

(a)       If and whenever the Parent is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Parent, subject to the terms and conditions of Section 2, will do the following:

(i)        Prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration to become and remain effective;

(ii)       Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (A) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (B) the expiration of 180 days after such registration statement becomes effective;

(iii)      Furnish to the Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as any Holder of Registrable Securities to be sold under such registration statement may reasonably and timely request;

(iv)      Use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other United States state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities to be sold under registration statement shall reasonably request, to keep such registration or qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Parent shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (iv) be obligated to be so qualified, or (b) subject itself to taxation in any such jurisdiction.

(v)       Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the intended disposition of such Registrable Securities; and

(vi)      Immediately notify the Holders of Registrable Securities included in such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders, promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(b)       The Parent may require each Holder of Registrable Securities to be sold under such registration statement, at the Holder’s expense, to furnish the Parent with such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as the Parent may from time to time reasonably request in writing.

(c)       The Stockholder Representatives, by execution of this Agreement, agree for themselves and on behalf of the Holders (A) that upon receipt of any notice of the Parent of the happening of any event deemed necessary under applicable law to discontinue the disposition of Registrable Securities, shall cause each Holder to forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the receipt by the Stockholder Representatives and subsequent distribution to each such Holder of the copies of the supplemented or amended prospectus and, if so directed by the Parent in writing, will cause each Holder to deliver to the Parent all copies other than permanent file copies, then in possession of the Holders of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (B) that they will immediately notify the Parent in writing, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Stockholder Representatives or any Holder to the Parent for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

4.	Preparation.

In connection with the preparation and filing of the registration statement under the Securities Act, the Parent will give the Stockholder Representatives, who, in turn will provide to the Holders of Registrable Securities to be sold under such registration statement, drafts and final copies of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, at least five (5) business days prior to the filing thereof with the Commission, and will give each of them an opportunity to comment upon the content of such registration statement.

5.	Indemnification and Contribution.

(a)       Indemnification by the Parent. In the event of any registration under the Securities Act pursuant to Section 2 of any Registrable Securities, the Parent will, and hereby does, indemnify and hold harmless each Holder and each other person, if any, who controls such Holder within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Parent of any rule or regulation promulgated under the Securities Act or state securities law applicable to the Parent and relating to action or inaction required of the Parent in connection with any such registration, and the Parent will reimburse the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Parent shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Parent by such Indemnified Party specifically for use therein; and provided further, that the Parent shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability that arises out of the failure by an Indemnified Person seeking indemnity hereunder to deliver a prospectus as required by the Securities Act.

(b)       Indemnification by the Holders. As a condition to including any Registrable Securities of any person or entity in any registration statement filed pursuant to Section 2, the Parent shall have received an undertaking reasonably satisfactory to it from such person or entity to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 5, including the reimbursement for any legal or other expenses reasonably incurred by the Parent in connection therewith) the Parent, each director of the Parent, each officer of the Parent and each other person, if any, who controls the Parent within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Parent by such person or entity for use therein; provided, however, that the obligation of any Holder hereunder shall be limited to an amount equal to the proceeds received by such Holder upon the sale of Registrable Securities sold in the offering covered by such registration.

(c)       Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against a party required to provide indemnification (an “Indemnifying Party”), give written notice to the latter of the commencement of such action, provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under the preceding paragraphs of this Section 5, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)       Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 5 (with appropriate modifications) shall be given by the Parent and each Holder of Registrable Securities included in any registration statement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

(e)       Indemnification Payment. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. In the case of indemnification by the Holders, such payment may, at Parent’s election, be made from the Escrow Amount or directly from the indemnifying party.

(f)        Survival of Obligations. The obligations of the Parent and of the Holders under this Section 5 shall survive the completion of any offering of Registrable Securities under this Agreement.

(g)       Contribution. If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 5 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties’ relative, intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5(g) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 5. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.	Miscellaneous.

(a)       Notices. All demands, requests, notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States first class mail, postage prepaid, and to the parties hereto at the following address or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

(i)	if to the Parent, addressed to:

Quality Systems, Inc.

18111 Von Karman Avenue, Suite 600
Irvine, CA 92612
Attention: President
Fax: (949) 255-2610

with a copy to (which shall not constitute notice):

Rutan & Tucker, LLP

611 Anton Blvd, 14th Floor

Costa Mesa, CA 92626

Attention: Thomas J. Crane

Fax: (714) 546-9035

(ii)	if to the Stockholder Representatives:

Perry Snyder

2405 Velvet Ridge Dr.

Owings Mills, MD 21117

Fax: (443) 933-4292

Don Good
16 Heritage Farm Dr

New Freedom, PA 17349

Fax: (443) 9334304

with a copy to (which shall not constitute notice):

Whiteford, Taylor & Preston L.L.P.

Seven Saint Paul Street

Suite 1500

Baltimore, MD 21202

Attn: William M. Davidow

Telecopy: (410) 223-4367

Telephone: (410) 347-8767

Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third business day after the mailing thereof.

(b)       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of law principles thereof.

(c)       Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(d)       Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between or among any of the parties hereto with respect to registration rights involving securities of the Parent. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Parent and the Stockholder Representatives and any such amendment or waiver so executed shall be binding upon all of the Holders, whether or not they shall have executed the same.

(e)       Assignability. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that Company may assign its rights under this Agreement to a parent, affiliate, subsidiary, or successor to its business, if any, upon prior written notice to the Stockholder Representatives.

(f)        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)       Arbitration. In the event a dispute arises between the parties hereto arising out of or in connection with or with respect to this Agreement or any breach thereof, such dispute shall be determined and settled by arbitration before a single arbitrator in Orange County, California, in accordance with the rules of the American Arbitration Association (“AAA”). The award rendered thereon by the arbitrator shall be final and binding on the parties thereto, and judgment thereon may be entered in any court of competent jurisdiction. Nothing in this Section shall prevent either party from applying to a court of competent jurisdiction for equitable or injunctive relief.

(h)       Attorney Fees. If any arbitration, action, or other proceeding (“Proceeding”) is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred in such Proceeding or on appeal, including reasonable attorney fees as fixed by the arbitrator or court, and including a reasonable amount for costs and attorney fees to be incurred in collecting any money judgment or award or otherwise enforcing each order, judgment, or decree entered in the claim for relief, action, or other proceeding.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARENT:	QUALITY SYSTEMS, INC.

By: /s/ Steven Plochocki
Steven Plochocki, President

STOCKHOLDER REPRESENTATIVES:

/s/ Perry Snyder

PERRY SNYDER

/s/ Donald Good

DONALD GOOD

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